UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2013
Date of Report (Date of earliest event reported)

TECHNOLOGIES SCAN CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77, 52nd Avenue St.-Hippolyte, Quebec, Canada	J8A 3L3
(Address of principal executive offices)	(Zip Code)

(438) 500-1309
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Board of Directors (the "Board") of Technolgies Scan Corp., a Nevada corporation (the "Company"), approved the execution of a letter of intent dated as of December 16, 2013 (the "Letter of Intent"), with FedTech Services, Inc., a private company organized under the laws of the State of Delaware ("FedTech"). In accordance with the terms and provisions of the Letter of Intent: (i) the Company and FedTech shall enter into a share exchange agreement pursuant to which the shareholders of FedTech (the "FedTech Shareholders") shall tender all of the issued and outstanding shares of common stock of FedTech to the Company in exchange for the issuance by the Company of its shares of restricted common stock to the FedTech Shareholders representing an equity interest of 30% of the Company; (ii) FedTech shall provide the necessary personnel to continue business operations of the Company; (iii) FedTech shall appoint two directors and the Company shall appoint one member to the Board of Directors of the Company; (iv) FedTech shall submit two general performance benchmarks pertaining to future equity ownership interest in the Company, which dates are June 30, 2014 whereby FedTech's gross revenue shall be $4,000,000 ("June 2014 Benchmark") and August 31, 2014 whereby FedTech's gross revenue shall be $6,000,000 ("August 2014 Benchmark"); (v) in the event the June 2014 Benchmark and the August 2014 Benchmark are not met, the Company shall have the exclusive right to extend or terminate the share exchange agreement; and (vi) in the event the June 2014 Benchmark is exceeded by 35%, FedTech shall not be required to meet the August 2014 Benchmark and the terms of the share exchange agreement will be deemed to have been met and final transfer of equity interest will be made by the Company to TedTech Shareholders resulting in a 65% equity interest in the Company.

FedTech Services is a minority woman-owned small business enterprise that specializes in network management software (NMS) solutions catering to United States Federal and law enforcement agencies, as well as commercial clients in the private sector.  Management believes that FedTech’s status as a prime contractor to the Army and as a sub-contractor to the U.S. Department of Defense (DOD)/Central Command eliminates significant barriers to entry that most entities face when attempting to procure government contracts.  FedTech’s business model generates revenue by providing network management consulting services through selling products, solutions and consulting services. FedTech was previously awarded a IDIQ (Indefinite Delivery/Indefinite Quantity) as a direct sub-contractor.

FedTech operates through several business units: NMS, SAAS (Software as a Service), bundle and extended services, NOC (Network Operating Center) outsourcing potential, reselling and other IT related services. FedTech currently has intellectual property, which includes two trademarks and an IT related proposal library.  FedTech has over thirty-five active industry partnerships to which FedTech is included as a reseller of products of major NYSE Corporations. FedTech has a proven track record as a Prime, Significant and Direct Sub-contractor for the US Federal Government.  This fulfills a pre-requisite of the government for consideration of future contract work.

Both the Company and FedTech need to complete their respective due diligence by December 31, 2013. In the event both parties are satisfied with its due diligence, the Company and FedTech shall execute a definitive share exchange agreement and any other documentation as required.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter of Intent dated December 16, 2013 between FedTech Services Inc. and Technologies Scan Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGIES SCAN CORP.

DATE: December 19, 2013	By:	/s/ Ghislaine St-Hilaire
	Name:	Ghislaine St-Hilaire
	Title:	President